Exhibit 5.1

                October 25, 2005

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, Michigan 48309

Re: Registration Statement on Form S-3.

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”), of up to an aggregate offering price of $300,000,000 (as such amount may be increased in accordance with Rule 462 under the Securities Act) or the equivalent of:

(a)	shares of the Company's common stock, par value $0.01 per share (“Common Stock”);

(b)	the Company's senior and subordinated debt securities (“Debt Securities”);

(c)	warrants to purchase Common Stock and Debt Securities (“Warrants”);

(d)	subscription rights to purchase Common Stock and Warrants (“Subscription Rights”);

(e)

stock purchase contracts obligating the holder to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specific number of shares of Common stock at a future date or dates (“Stock Purchase Contracts”); and

(f)

stock purchase units representing ownership of a Stock Purchase Contract and debt securities or debt obligations of third parties securing the holders’ obligations to purchase Common Stock under the Stock Purchase Contract (“Stock Purchase Units”).

Energy Conversion Devices, Inc.

October 25, 2005

              The Common Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.”

I have examined instruments, documents, certificates and records that I have deemed relevant and necessary for the basis of my opinions hereinafter expressed. In such examination, I have assumed:

(a)	the authenticity of original documents and the genuineness of all signatures;

(b)	the conformity to the originals of all documents submitted to me as copies;

(c)	the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed;

(d)	that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act;

(e)	that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby;

(f)

that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(g)

that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(h)

that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and

(i)

with respect to any shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company's certificate of incorporation and not otherwise reserved for issuance.

Based on such examination, I am of the opinion that:

1.         The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:

(a)

the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the

Energy Conversion Devices, Inc.

October 25, 2005

issuance and the terms of the offering of the shares of Common Stock and related matters; and

(b)

certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants or Subscription Rights to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exercise or exchange of any other Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock).

2.         The Debt Securities to be issued pursuant to the Registration Agreement under either the Senior Indenture or Subordinated Indenture (as such terms are used in the Registration Statement) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture, when:

(a)	a trustee is qualified to act as trustee under the Senior Indenture or Subordinated Indenture, as applicable;

(b)	the trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable;

(c)	the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the trustee;

(d)	the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended;

(e)	the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and

(f)

such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein.

Energy Conversion Devices, Inc.

October 25, 2005

              3.         The Warrants to be issued pursuant to the Registration Agreement will be validly issued when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

(b)

the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive underwriting, purchase, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent.

4.         The Subscription Rights to be issued pursuant to the Registration Agreement will be validly issued when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Subscription Rights, the terms of the offering thereof and related matters; and

(b)

the Subscription Rights have been duly executed and delivered against payment therefor, pursuant to the applicable definitive underwriting, purchase, rights or similar agreement duly authorized, executed and delivered by the Company and a rights agent, and the certificates for the Subscription Rights have been duly executed and delivered by the Company and such rights agent.

5.         The Stock Purchase Contracts to be issued pursuant to the Registration Agreement will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable definitive purchase or similar agreement pursuant to which they are issued, when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters; and

(b)	the definitive purchase or similar agreements pursuant to which the Stock Purchase Contracts are issued have been duly executed and delivered by the Company.

6.         The Stock Purchase Units to be issued pursuant to the Registration Agreement will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable definitive purchase or similar agreement pursuant to which they are issued, when:

Energy Conversion Devices, Inc.

October 25, 2005

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Stock Purchase Units, the terms of the offering thereof and related matters; and

(b)	the definitive purchase or similar agreements pursuant to which the Stock Purchase Units are issued have been duly executed and delivered by the Company.

My opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

I express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not believe that I am an “expert” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Roger John Lesinski

Roger John Lesinski
General Counsel